EXHIBIT 10.1


                                   TRANSLATION

                                   Siam Tower
                               The Lease Agreement

     This lease agreement is made at The Bangkok Intercontinental Hotels Co.,Ltd. On October 17th, 1997.

                                     Between

     The Bangkok Intercontinental Hotels Co.,Ltd. Residing at 979 Rama I Road Pathumwan Sub-District, Pathumwan District, Bangkok Metropolis. Herein referred to as "The Lessor" of the one part.

                                      With

     King Power International Group Co.,Ltd. (Whose have 1. Mr.Vichai Raksriaksorn 2. Mr.Viratana Suntaranond 3. Mr. Suwan Panvapas 4. Mrs.Aimon Boonkhundha 5. Mr. Dharmnoon Prachuaabmoh 6. Mr. Cheng Yin Num 7. Mr. Benjamin Bakul Fatteded are the directors,and the member of the authorized directors is Mr. Vichai Raksriaksorn or Mr. Viratana Suntaranond affixes his signature and corporate seal.)

By Mr. Vichai Raksriaksorn
   -----------------------

The position is Board of Directors.
                -------------------

The head office is 989 Rama I Road. Pathumwan Sub-District. Pathumwan District Bangkok Metronolis.

The place of the lease is 26-27 Floor Siam Tower Building Tel.6580020 49 Fax No. 6580050. Herein referred to as "The Lessee" of the other part.

(A) The lessor is the owner of the area under the name "Siam Tower". The address is 989 Rama I Road, Pathumwan Sub-District, Pathumwan District, Bangkok Metropolis (Herein after referred to as "Office Building") and

(B) The Lessee is desirous to lease and The Lessor agree to lease the office area.

     Both of parties have throughly read and understood all the rules of the leasing as attached the agreement, and accept one of the part of this agreement, so they agree to made the agreement as the following;

The lessee agree to lease and the lessor agree to lease the office area on 26-27 Floor. Each of them is 1.364 Sq.m. The total area is 2,728 Sq.m. The Lessor and The lessee are checking together. (Herein refered to as "The Leasing") The located and all details as attached with paint which of the part of the lease agreement.

The duration of leasing is beginning at November 1 st 1997 Until October 31 st 2000, by The Lessor and The Lessee agree to pay the rate of 148 Baht/Sq.m

The Lessee agree to pay the lease to The Lessor since May 1st, 1998. It was rate for monthly 148 Baht/Sq.m. (One hundred forty eight only) The total amount is 403 744 Baht/Month. (Four hundred three thousand seven hundred forty four only).

The Lessee agree to lease in order to use for office only.

The Lessee shall complete decoration of the leased space and launch operation on February 1, 1998. If the lessee is unable to launch its operation by the said schedule due to force majeure on the Lessee stated in section 13 of the lease conditions and the Lessee notifies the Lessor of the incident in 3 days from the date incident takes place and the Lessor agrees with; or the Lessor hands over the leased space to the Lessee late as stated in section 2 of lease conditions, the Lessor shall postpone collection of the rent and other charges or fees. The Lessee is due to pay the Lessor for the period of the force majeure or the period of late delivery of the space.

For contract security of the agreement of The Lessee and other damage it may be happen to the lessor, the lessee agree for guarantee deposit to the lessor equal highest rate, for 3 (three) month, grand total 1,211,232 Baht (one million two hundred eleven thousand two hundred thirty two only) which the date for sign the lease agreement . The lease paid for guarantee deposit for lease to The Lessor for the amount 1,211,232 Baht (One million two hundred eleven thousand two hundred thirty two only)

Before to do the decoration for the lease premises. The Lessee must be give the guarantee deposit for the damage amount 160,000 Baht (One hundred sixty thousand only) if pay by cheque, it will be complete for payment when The Lessor already received the money from that cheque.

For any reason for payment by cheque to The Lessor. We will complete that payment when The Lessor received the money from that cheque.

     This agreement is made two duplicates. Both parties have throughly read the contained and acknowledge the same to be correct, and affixes their signatures and corporate seal (if any) in the presence of the witness.

The Lessor The Bangkok Intercontinental
Hotels Co.. Ltd

                Signature

By.....................................
         (Mr. Panas Simasathien)


                Signature

 .......................................

                Signature

Witness................................

                Signature
 .......................................
         (Mrs. Panjai Thongurai)






The Lessee King Power International
Group Co Ltd.

                          (Stamp)
By.....Signature.......................
(Mr. Vichai Raksriaksorn)


            Signature
Witness................................



            Signature
 .......................................
       (Mr. Narunart Numahun)